Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the (i) Registration Statement on Form S-8 (File No. 33-29287) and related Prospectus pertaining to the 1989 Long-Term Performance Incentive Plan of NL Industries, Inc., (ii) Registration Statement on Form S-8 (File No. 33-25913) and related Prospectus pertaining to the NL Industries, Inc. Retirement Savings Plan, (iii) Registration Statement on Form S-8 (File No. 333-65817) and related Prospectus pertaining to the 1998 Long-Term Incentive Plan of NL Industries, Inc. and (iv) Registration Statement on Form S-8 (File No. 333-48145) and related Prospectus pertaining to the 1992 Non-Employee Directors Stock Option Plan of NL
Industries, Inc., of our report dated February 23, 2004 relating to the consolidated financial statements of CompX International Inc., which is incorporated by reference in this Amendment No. 1 to Current Report on Form 8-K of NL Industries, Inc dated September 24, 2004.




                                                     PricewaterhouseCoopers LLP


Dallas, Texas
October 26, 2004